UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

THORATEC CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Filed by Thoratec Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Thoratec Corporation

Commission File No.: 000-49798

July 22, 2015

To our valued customers,

As we announced earlier today, Thoratec Corporation (Thoratec) is pleased to share we have a definitive agreement to become part of St. Jude Medical, Inc. (St. Jude Medical) later this year. When this transaction closes, Thoratec products will become cornerstone offerings in St. Jude Medical’s emerging presence in the treatment of heart failure, a key strategic priority for the future of their organization.

From its beginnings as a mechanical heart valve manufacturer, St. Jude Medical – a Fortune 500 company – has grown largely by maintaining a strong commitment to funding R&D and by acquisition to become one of the largest cardiovascular device companies in the world. St. Jude Medical now has a global presence in heart failure, cardiac rhythm management and electrophysiology, as well as vascular, neuromodulation and structural heart solutions.

Thoratec will join a strong portfolio of products with St. Jude Medical’s CardioMEMS™ HF System – the only FDA-approved implantable blood pressure and cardiac output monitor in the U.S., and benefit from St. Jude Medical’s strengths in remote monitoring and catheter technology. By joining St. Jude Medical, Thoratec products will gain access to a larger global distribution network in new markets while St. Jude Medical’s commitment to research and development will support ongoing product innovation.

I want to reassure you that this transaction will have no effect on the manner in which we do business together in the near term. The MOMENTUM 3 trial and PREVENT trial will continue as currently planned. You will continue to work with the same contacts as before and business will continue as usual. Over time, you can expect there will be some changes as Thoratec moves through the integration process with St. Jude Medical. The details of those changes are yet to be determined. As a valued Thoratec customer, you will be updated on any decisions that may affect how we work together.

Our acceptance of St. Jude Medical’s offer includes a unique provision that enables us to consider competing offers for a period of 30 days. Still, it is our intention to join St. Jude Medical and we are excited about the potential this move will provide for our customers and our products. We will keep you informed if any aspects of the transaction change. In addition, the transaction is subject to other customary closing conditions for a transaction of this nature.

Please do not hesitate to contact Niamh Pellegrini (Niamh.Pellegrini@thoratec.com or 925–734-6926), or send an email to askthor@thoratec.com, if you have any questions. We look forward to continuing our relationship together.

Sincerely,

Keith Grossman

President, CEO and Director

Thoratec Corporation

Important Information

Additional Information and Where to Find It

Thoratec Corporation. (“Thoratec” or the “Company”) intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with its proposed acquisition by St. Jude Medical, Inc., a Minnesota Corporation (“St. Jude Medical”) and furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, THORATEC’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Thoratec with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Thoratec by contacting Thoratec’s Investor Relations by telephone at (925) 847-8600, or by mail Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Investor Relations, or by going to Thoratec’s Investor Relations page on its corporate website at www.thoratec.com.

Participants in the Solicitation

Thoratec and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thoratec in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Thoratec is included in proxy statement for its 2015 Annual Meeting, which was filed with the SEC on March 24, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Thoratec.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Thoratec’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to the Thoratec’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Thoratec assumes no obligation to update any forward-looking statement contained in this document.

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